701 N Green Valley Pkwy, Suite 200, Henderson, NV 89074 702-990-3387/ fax 702-990-3301

From The Desk Of:
Stanley L. Teeple, Secretary
stanteeple@msn.com

SCHEDULE 3.1(a)

TO

RESTRICTED EQUITY PURCHASE AGREEMENT

The Company has no subsidiaries